UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
Filed by the registrant ☑
Filed by a party other than the registrant ☐
     Check the appropriate box:

☐	Preliminary proxy statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑	Revised definitive proxy statement

☐	Definitive additional materials

☐	Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
APPLICA INCORPORATED
(Name of Registrant as Specified in Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
     Payment of filing fee (Check the appropriate box):

☐	No fee required.

☑	Fee computed on the table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
(1)	Title of each class of securities to which transaction applies: Common Stock, par value $0.10 per share, of Applica Incorporated (“Applica common stock”)

(2)	Aggregate number of securities to which transaction applies: 15,191,632 shares of Applica common stock 993,714 options to purchase shares of Applica common stock

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11(set forth the amount on which the filing fee is calculated and state how it was determined):

$8.25 per share of Applica common stock

$8.25 minus weighted average exercise price of outstanding options of $4.48 per share subject to option

(4)	Proposed maximum aggregate value of transaction: $129,077,265.80

(5)	Total fee paid: $13,811.27

☐	Fee paid previously with preliminary materials.

☑	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid: $9,910.49

(2)	Form, schedule or registration statement no.: Schedule 14A

(3)	Filing party: Applica Incorporated

(4)	Date Filed: November 2, 2006

(1)	Amount previously paid: $865.87

(2)	Form, schedule or registration statement no.: Schedule 14A

(3)	Filing party: Applica Incorporated

(4)	Date Filed: December 15, 2006

(1)	Amount previously paid: $851.04

(2)	Form, schedule or registration statement no.: Schedule 14A

(3)	Filing party: Applica Incorporated

(4)	Date Filed: December 22, 2006

(1)	Amount previously paid: $861.37

(2)	Form, schedule or registration statement no.: Schedule 14A

(3)	Filing party: Applica Incorporated

(4)	Date Filed: December 28, 2006

(1)	Amount previously paid: $861.37

(2)	Form, schedule or registration statement no.: Schedule 14A

(3)	Filing party: Applica Incorporated

(4)	Date Filed: January 4, 2007

APPLICA INCORPORATED
3633 Flamingo Road
Miramar, Florida 33027
FIFTH SUPPLEMENT TO PROXY STATEMENT
$8.25 PER SHARE UNDER
HARBINGER CAPITAL PARTNERS MERGER AGREEMENT
SPECIAL MEETING ADJOURNED UNTIL JANUARY 23, 2007
Dear Fellow Shareholder:
January 17, 2007
     On or about December 6, 2006, we mailed to you a definitive proxy statement relating to a special meeting of our shareholders for the purpose of considering and voting on a proposal to adopt the Agreement and Plan of Merger, dated as of October 19, 2006, among Applica and APN Holding Company, Inc. and APN Mergersub, Inc. (which are subsidiaries of Harbinger Capital Partners Master Fund I, Ltd. and Harbinger Capital Partners Special Situations Fund, L.P., and which we refer to, along with such funds, as Harbinger), pursuant to which, among other things, upon the merger becoming effective, each outstanding share of Applica common stock, par value $0.10 per share (other than shares owned by Applica or Harbinger), would be converted into the right to receive $6.00 in cash, without interest, and Applica would become an indirect wholly owned subsidiary of the Harbinger funds.
     On December 14, 2006, the parties to the merger agreement amended the original merger agreement to provide for an increase of $0.50 in cash per share over the $6.00 in cash per share provided for in the original merger agreement. On December 22, 2006, the parties to the merger agreement amended the original merger agreement for a second time to provide for an additional increase of $0.50 in cash per share over the $6.50 in cash per share provided in the amended merger agreement. On December 27, 2006, the parties to the merger agreement amended the original merger agreement for a third time to provide for an additional increase of $0.50 in cash per share over the $7.00 in cash per share provided in the amended merger agreement. On January 3, 2007, the parties to the merger agreement amended the original merger agreement for a fourth time to provide for an additional increase of $0.25 in cash per share over the $7.50 in cash per share provided in the amended merger agreement.
     On January 16, 2007, the parties to the merger agreement amended the original merger agreement for a fifth time to provide for an additional increase of $0.50 in cash per share over the $7.75 in cash per share provided in the amended merger agreement, such that upon completion of the merger, each outstanding share of our common stock (other than shares owned by Applica or Harbinger) will be converted into the right to receive $8.25 in cash, without interest. The original merger agreement as so amended is referred to as the amended merger agreement. The fifth amendment to the merger agreement is attached to the attached proxy supplement as Annex A.
     The fifth amendment followed an increase to $8.05 per share of the price of the unsolicited tender offer to purchase all outstanding shares of our common stock that was commenced by Apex Acquisition Corporation, a newly formed Florida corporation and an indirect, wholly owned subsidiary of NACCO Industries, Inc.
     The attached proxy supplement contains additional information about the amended merger agreement. We urge you to read this document carefully and in its entirety. We also encourage you, if you have not done so already, to review the definitive proxy statement and the previous proxy supplements thereto. You should consider the matters discussed under “Special Note Regarding Forward-Looking Statements” on page 2 of the attached proxy supplement before voting. You may also obtain additional information from documents we have filed with the Securities and Exchange Commission.
     Applica convened the special meeting at 11:00 a.m. Eastern Standard Time on January 17, 2007, as scheduled, and adjourned the special meeting until 11:00 a.m. Eastern Standard Time on January 23, 2007, without a vote on any proposal other than an adjournment. The proposals to be considered at the special meeting will be submitted to a vote of Applica’s shareholders at the reconvened meeting at 11:00 a.m. Eastern Standard Time on January 23, 2007. Shareholders may submit their proxies to vote their shares on the proposals until 11:00 a.m. Eastern Standard Time on January 23, 2007.

     The record date for the special meeting on January 17, 2007 did not change and the record date will remain the same for the reconvened meeting on January 23, 2007. Only holders of our common stock at the close of business on November 27, 2006 are entitled to notice of the reconvened meeting and to vote at the reconvened meeting, except that shares of our common stock that are beneficially owned by Harbinger are not eligible or entitled to vote at the reconvened meeting. All shareholders of record are cordially invited to attend the reconvened meeting in person.
     Your vote is very important, regardless of the number of shares of our common stock that you own. The merger cannot be completed unless the adoption of the amended merger agreement is approved by holders of a majority of the outstanding shares of our common stock entitled to vote. If you do not vote, it will have the same effect as a vote against the merger.
     Whether or not you plan to attend the reconvened meeting in person, please complete, sign, date and return promptly the proxy card enclosed with the definitive proxy statement. If you have already submitted a proxy, you do not need to submit another proxy unless you wish to change your vote. If you hold shares through a broker or other nominee, you should follow the procedures provided by your broker or nominee. These actions will not limit your right to vote in person if you wish to attend the reconvened meeting and vote in person.
     After careful consideration, our board of directors approved the amended merger agreement and the merger and declared that the amended merger agreement and the transactions contemplated by the amended merger agreement, including the merger, are advisable for, fair to and in the best interest of Applica shareholders.
     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ADOPTION OF THE MERGER AGREEMENT, AS AMENDED.
     Thank you in advance for your cooperation and continued support.

By Order of the Board of Directors,
/s/ Harry D. Schulman
Harry D. Schulman
Chairman of the Board, President and Chief Executive Officer

     Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the merger, passed upon the merits or fairness of the merger or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.
     This supplement is dated January 17, 2007 and will be mailed to Applica’s shareholders on or about January 18, 2007.

INTRODUCTION
     The information provided in the definitive proxy statement dated December 4, 2006, previously mailed to our shareholders on or about December 6, 2006, as amended by the first, second, third and fourth supplements, which we refer to in this supplement as the definitive proxy statement, continues to apply, except as described in this supplement. To the extent information in this supplement differs from, updates or conflicts with information contained in the definitive proxy statement, the information in this supplement is the more current information. If you would like additional copies of the definitive proxy statement, the first, second, third and fourth supplements, this supplement, the Schedule 14D-9 recommendation statement, the amendments thereto or a new proxy card; or if you have questions about the merger or any of the foregoing, you should contact our proxy solicitor, Georgeson Inc. at 17 State Street, New York, New York 10004 or call them toll-free at (866) 857-2624. Banks and brokerage firms, please call (212) 440-9800. You may also contact our Investor Relations Department at (954) 883-1000. The definitive proxy statement may also be found on the Internet at www.sec.gov. See “Where You Can Find More Information” on page 11 of this supplement. In this supplement, the terms “we,” “our,” “ours,” and “us” refer to Applica Incorporated and its subsidiaries.
ADJOURNMENT OF THE SPECIAL MEETING
     Applica convened the special meeting at 11:00 a.m. Eastern Standard Time on January 17, 2007, as scheduled, and adjourned the special meeting until 11:00 a.m. Eastern Standard Time on January 23, 2007, without a vote on any proposal other than an adjournment. The proposals to be considered at the special meeting will be submitted to a vote of Applica’s shareholders at the reconvened meeting at 11:00 a.m. Eastern Standard Time on January 23, 2007. Shareholders may submit their proxies to vote their shares on the proposals until 11:00 a.m. Eastern Standard Time on January 23, 2007. The record date will remain the same for the reconvened meeting.
     The special meeting was convened at 11:00 a.m. Eastern Standard Time at our executive offices located at 3633 Flamingo Road, Miramar, Florida 33027, on January 17, 2007, and, in accordance with the planned adjournment, was adjourned and will be reconvened on January 23, 2007 at 11:00 a.m. Eastern Standard Time at our executive offices located at 3633 Flamingo Road, Miramar, Florida 33027. References in this supplement to the “special meeting” are to the subsequently reconvened meeting.
     Unless you are present at the reconvened special meeting, we must receive your proxy card, if we have not already, on or before the opening of the reconvened special meeting at 11:00 a.m. Eastern Standard Time on January 23, 2007, in order for your shares to be voted at the reconvened special meeting. If you have already submitted a proxy card but you wish to change your vote, we must receive your new proxy card at or before the opening of the reconvened special meeting.
     NO ACTION IN CONNECTION WITH THIS SUPPLEMENT IS REQUIRED BY ANY SHAREHOLDER WHO HAS PREVIOUSLY DELIVERED A PROXY FOR USE AT THE SPECIAL MEETING AND WHO DOES NOT WISH TO REVOKE THAT PROXY OR CHANGE HIS OR HER VOTE. SHAREHOLDERS WHO HAVE ALREADY VOTED ON THE PROPOSALS AND WHO WISH TO CHANGE THEIR VOTE ON ANY PROPOSAL SHOULD FOLLOW THE PROCEDURES DESCRIBED BELOW IN RESPONSE TO THE QUESTION “CAN I CHANGE MY VOTE AFTER I HAVE MAILED IN MY PROXY CARD” UNDER “UPDATE TO QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER” ON PAGE 7 OF THIS SUPPLEMENT.

UPDATE TO SUMMARY
     This update to the summary, together with the following updated question and answer section, highlights important information discussed in more detail elsewhere in this supplement and in the definitive proxy statement. This updated summary does not contain all of the information you should consider before voting on the amended merger agreement and the merger. To understand the merger more fully, you are urged to read carefully this entire supplement and the fifth amendment to the merger agreement, a copy of which is attached as Annex A to this supplement, the definitive proxy statement and all of its annexes before voting on whether to approve the amended merger agreement and the merger. The amended merger agreement is the legal document that governs the merger.
Purpose of the Meeting
     You will be asked to consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of October 19, 2006, among Applica and Buyer and Merger Co (which are subsidiaries of the Harbinger Funds), as amended by Amendment No. 1 to the Agreement and Plan of Merger, dated as of December 14, 2006, Amendment No. 2 to the Agreement and Plan of Merger, dated as of December 22, 2006, Amendment No. 3 to the Agreement and Plan of Merger, dated as of December 27, 2006, Amendment No. 4 to the Agreement and Plan of Merger, dated as of January 3, 2007 and Amendment No. 5 to the Agreement and Plan of Merger, dated as of January 16, 2007 among Applica and Buyer and Merger Co, pursuant to which, upon the merger becoming effective, each outstanding share of Applica common stock, par value $0.10 per share (other than shares owned by Applica or Harbinger), will be converted into the right to receive $8.25 in cash, without interest.
Required Vote
     Under Florida law, the affirmative vote of holders of a majority of the outstanding shares of our common stock entitled to vote at the special meeting is necessary to adopt the amended merger agreement. Thus, the affirmative vote of holders of common stock representing at least 7,585,151 votes will be required to approve the merger. A failure to vote your shares of our common stock or an abstention will have the same effect as voting against the merger.
     Shares of our common stock that are beneficially owned by Harbinger are not eligible or entitled to vote on the merger agreement or the merger at the special meeting.
Recommendation of Our Board of Directors
     After careful consideration, our board of directors approved the amended merger agreement and the merger and declared that the amended merger agreement and the transactions contemplated by the amended merger agreement, including the merger, are advisable for, fair to and in the best interest of Applica’s shareholders. ACCORDINGLY, OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ADOPTION OF THE MERGER AGREEMENT, AS AMENDED.
Market Price of Our Common Stock
     Our common stock is listed on the NYSE under the trading symbol “APN”. The closing price of our common stock on the NYSE as of January 16, 2007, the last trading day prior to the public announcement of our execution of the amended merger agreement was $8.14.
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
     This supplement, and the documents to which we refer you in this supplement, contain forward-looking statements about our plans, objectives, expectations and intentions. Forward-looking statements include information concerning possible or assumed future results of operations of our company, the expected completion and timing of the merger and other information relating to the merger. Generally these forward-looking statements can be identified by the use of forward-looking terminology such as “anticipate,” “believe,” “estimate,” “expect,” “may,” “should,” “plan,” “intend,” “project” and similar expressions. For each of these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You should read statements that contain these words carefully. They discuss our future expectations or state other forward-looking information, and may involve known and unknown risks over which we have no control. Those risks include, without limitation:
•	failure to obtain the approval of the merger proposal at the special meeting of shareholders;

•	the occurrence of any event, change or other circumstances that could give rise to the termination of the amended merger agreement, including a termination under circumstances that could require us to pay a termination fee to Buyer in the amount of $7.0 million plus up to $3.3 million of reasonable documented, third party, out of pocket expenses;

•	the amount of the costs, fees, expenses and charges related to the merger;

•	the failure of the merger to close for any reason;

•	disruption from the announcement of the merger, and the merger, making it more difficult to maintain relationships with customers, employees or suppliers;

•	the risk that the merger may not be completed in a timely manner or at all, which may adversely affect our business and the price of our common stock;

•	the potential adverse effect on our business, properties and operations because of certain covenants we agreed to in the amended merger agreement;

•	the uncertainty as to the outcome of the pending litigation filed by NACCO Industries, Inc. and HB-PS Holding Company, Inc. related to the termination of their merger agreement with us and the impact of such litigation on the merger; and

•	other risks detailed in our filings with the Securities and Exchange Commission (the “SEC”), including “Item 1A. Risk Factors” in our Annual Report on Form 10-K for our fiscal year ended December 31, 2005. See “Where You Can Find More Information” on page 11.

THE MERGER
Update to Background of the Merger
     The discussion below supplements the description in the definitive proxy statement of the background of the merger.
     On January 9, 2007, NACCO publicly announced that it had increased the per share offer price of the NACCO offer to $7.90, net to the seller in cash, without interest, and amended the Schedule TO accordingly. In accordance with the terms of the Harbinger merger agreement, we promptly notified Harbinger on January 9, 2007 of NACCO’s amended offer price.
     On January 9, 2007, our board held a meeting and discussed the offers from NACCO and Harbinger and its obligations under the Harbinger merger agreement. The meeting was attended by our senior management and legal and financial advisors, as well as a representative of our board’s independent legal counsel. At the meeting, our board also discussed with the legal advisors the provisions of the Harbinger merger agreement relating to competing transactions.
     During the evening of January 9, 2007, we sent NACCO a letter reiterating the board’s determination that NACCO’s offer, as currently structured, fails to provide sufficient certainty of completion and demanding that NACCO inform the board not later than 5:00 p.m. Eastern Standard Time on January 11, 2007, whether it is willing to amend its offer to remedy these concerns. During the evening on January 9, 2007, we notified Harbinger’s legal advisor in writing that our board had taken these steps.
     We convened the special meeting at 11:00 a.m. Eastern Standard Time on January 10, 2007, as previously scheduled, and adjourned the special meeting until 11:00 a.m. Eastern Standard Time on Wednesday, January 17, 2007, without a vote on any proposal other than an adjournment.
     On January 11, 2007, NACCO sent us a letter responding to the letter we sent NACCO on January 9, 2007 (the “NACCO Response Letter”).
     During the morning of January 12, 2007, our board held a meeting and discussed the NACCO Response Letter, the offers from NACCO and Harbinger and our obligations under the Harbinger merger agreement. The meeting was attended by our senior management and legal and financial advisors, as well as a representative of our board’s independent legal counsel. Our board reviewed and discussed the NACCO Response Letter and concluded that, although such letter addressed certain of our board’s concerns regarding a lack of certainty that NACCO’s revised offer would be consummated, it did not go far enough to remedy such concerns. The morning meeting was adjourned to allow management and counsel to discuss with Harbinger’s counsel certain aspects of the Harbinger merger agreement. Following such discussions, our board meeting reconvened during the afternoon of January 12, 2007 to further discuss the offers from NACCO and Harbinger with management and the legal and financial advisors. Our board determined to recommend that our shareholders reject the revised NACCO offer and not tender their shares in the revised NACCO offer.
     On January 16, 2007, NACCO publicly announced that it had increased the per share offer price of the NACCO offer to $8.05, net to the seller in cash, without interest, and amended the Schedule TO accordingly. In accordance with the terms of the Harbinger merger agreement, we promptly notified Harbinger on January 16, 2007 of NACCO’s amended offer price.
     Subsequently, on January 16, 2007, Harbinger submitted to us a definitive binding offer to enter into an amendment to its merger agreement which (i) increases the merger consideration payable for all outstanding shares of Applica that it does not currently own to $8.25 per share in cash, without interest, and (ii) requires Applica to convene the special meeting at 11:00 a.m. Eastern Standard Time on January 17, 2007, as scheduled, and adjourn the special meeting until 11:00 a.m. Eastern Standard Time on January 23, 2007, without a vote on any proposal other than an adjournment. In consideration of the increase in the per share merger consideration, Applica acceded to Harbinger’s demand for increases in the termination fee payable by Applica if the merger agreement is terminated under certain circumstances to $7 million and Applica’s corresponding expense reimbursement obligation to up to $3.3 million.

     On January 16, 2007, our board held a meeting and discussed the offers from NACCO and Harbinger and its obligations under the Harbinger merger agreement. The meeting was attended by our senior management and legal and financial advisors, as well as a representative of our board’s independent legal counsel. Our board reviewed and discussed the amended offer from NACCO and the proposed amendment to the Harbinger merger agreement with management and the legal and financial advisors and determined that the Harbinger merger agreement, as proposed to be amended, is more favorable to our shareholders than the amended offer made by NACCO. After lengthy discussions and a thorough review with management and the legal and financial advisors, our board also determined (i) that the merger agreement, as proposed to be amended, is advisable for, fair to and in the best interests of our shareholders (other than Harbinger and its affiliates) and voted to approve and adopt, and authorized senior management to enter into, the amendment proposed by Harbinger and (ii) to recommend that our shareholders (A) vote “FOR” the adoption of the Harbinger merger agreement, as proposed to be amended, and (B) reject the NACCO offer and not tender their shares in the NACCO offer.
     On January 16, 2007, we executed Amendment No. 5 to the Agreement and Plan of Merger with Harbinger, as amended, and thereafter on January 17, 2007, issued a press release announcing the amendment.
     We convened the special meeting at 11:00 a.m. Eastern Standard Time on January 17, 2007, as originally scheduled, and adjourned the special meeting until 11:00 a.m. Eastern Standard Time on January 23, 2007, without a vote on any proposal other than an adjournment. The proposals to be considered at the special meeting will be submitted to a vote of our shareholders at the reconvened meeting at 11:00 a.m. Eastern Standard Time on January 23, 2007.
Recommendation of Our Board of Directors
     After careful consideration, the board of directors approved the amended merger agreement and the merger. THE BOARD OF DIRECTORS RECOMMENDS THAT OUR SHAREHOLDERS VOTE “FOR” THE ADOPTION OF THE MERGER AGREEMENT, AS AMENDED.
     The board of directors also recommends that, even if a shareholder does not vote with respect to the amended merger agreement at this time, that such shareholder vote “FOR” the proposal to adjourn or postpone the special meeting of shareholders, if necessary or appropriate, to solicit additional proxies if there are insufficient shares present or represented at the meeting to constitute a quorum or insufficient votes at the time of the meeting to adopt the amended merger agreement or because the board, in its judgment, determines that an adjournment is required by law or is otherwise in the best interests of us and our shareholders. The ability to adjourn or postpone the special meeting will give the board of directors the flexibility to preserve the existing transaction with Harbinger should the vote not be obtained by January 23, 2007.

SUMMARY OF THE FIFTH AMENDMENT TO THE MERGER AGREEMENT
     The following discussion summarizes the material provisions of the fifth amendment to the merger agreement and is qualified by reference to the fifth amendment, a copy of which is attached as Annex A to this supplement and is incorporated by reference into this supplement. The rights and obligations of the parties are governed by the express terms and conditions of the merger agreement (which is included as Annex A to the definitive proxy statement), as well as the first, second, third, fourth and fifth amendments thereto, and not by this summary or any other information contained in this supplement. We urge you to read the merger agreement and the first, second, third, fourth and fifth amendments carefully and in their entirety, as well as the definitive proxy statement, the first, second, third and fourth supplements and this supplement and the Schedule 14d-9 recommendation statement, as amended, before making any decisions regarding the merger.
     On January 16, 2007, Applica and Buyer and Merger Co (which are subsidiaries of the Harbinger Funds) entered into a fifth amendment to the Agreement and Plan of Merger, dated as of October 19, 2006, as amended on December 14, 2006, on December 22, 2006, on December 27, 2006, and January 3, 2007. A complete copy of the fifth amendment is included as Annex A to this supplement and is incorporated by reference into this discussion. The following discussion summarizes the material changes to the merger agreement made by the fifth amendment.
Increase in Merger Consideration
     The fifth amendment to the amended merger agreement provides for an additional $0.50 per share increase in the cash consideration to be received by our shareholders in the merger, from $7.75 to $8.25 in cash, without interest, for each share of our common stock outstanding (other than shares owned by Applica or Harbinger).
Increase in Termination Fee and Expense Reimbursement
     As a condition to Harbinger’s agreement to increase the per share purchase price described above, we agreed to amend the merger agreement to increase the termination fee and the expense reimbursement obligation. Accordingly, the fifth amendment to the amended merger agreement provides for an increase to $7 million of the termination fee and an increase up to $3.3 million of the expense reimbursement obligation.
Adjournment of Special Meeting
     In the fifth amendment to the amended merger agreement, Applica covenanted to convene the special meeting as scheduled at 11:00 a.m. Eastern Standard Time on January 17, 2007. Applica further covenanted that immediately thereafter, an officer of Applica would make a motion to adjourn the January 17 meeting until 11:00 a.m. Eastern Standard Time on January 23, 2007 and, subject to obtaining the requisite vote therefor, the January 17 meeting would be immediately adjourned until the January 23 meeting, which January 23 meeting would have the same record date as the January 17 meeting, and no further action would be taken at the January 17 meeting. Applica complied with these covenants and convened the special meeting at 11:00 a.m. Eastern Standard Time on January 17, 2007, as scheduled, and adjourned the special meeting until 11:00 a.m. Eastern Standard Time on January 23, 2007, without a vote on any proposal other than an adjournment, and the record date will remain the same for the reconvened meeting on January 23, 2007.

UPDATE TO QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER
     The following questions and answers are intended to address some commonly asked questions regarding the fifth amendment to the merger agreement, the merger and the special meeting. These questions and answers may not address all questions that may be important to you as our shareholder. Please refer to the more detailed information contained elsewhere in this supplement and in the definitive proxy statement.

Q:	Why are you mailing to me this supplement to the definitive proxy statement?

A:
We are mailing to you this supplement to the definitive proxy statement because on January 16, 2007, we entered into a fifth amendment to the amended merger agreement. This supplement provides information with respect to the fifth amendment to the amended merger agreement and certain other matters and updates the definitive proxy statement which was previously mailed to you.

Q:	What will I now receive in the merger?

A:	Pursuant to the fifth amendment to the amended merger agreement, upon completion of the merger, you will receive $8.25 in cash, without interest, for each share of our common stock that you own.

Q:	Does the board of directors support the amended merger agreement?

A:	Yes. Our board recommends that our shareholders vote “FOR” the adoption of the merger agreement, as amended.

Q:	When and where is the special meeting?

A:
The special meeting was convened on January 17, 2007, at 11:00 a.m. Eastern Standard Time at our executive offices located at 3633 Flamingo Road, Miramar, Florida 33027, and, in accordance with the planned adjournment, was adjourned and will be reconvened on January 23, 2007 at 11:00 a.m. Eastern Standard Time at our executive offices located at 3633 Flamingo Road, Miramar, Florida 33027.

Q:	Why have you adjourned the meeting on January 17, 2007 to January 23, 2007?

A:
Applica convened the special meeting at 11:00 a.m. Eastern Standard Time on January 17, 2007, as scheduled, and adjourned the special meeting until 11:00 a.m. Eastern Standard Time on January 23, 2007, without a vote on any proposal other than an adjournment. The proposals to be considered at the special meeting will be submitted to a vote of Applica’s shareholders at the reconvened meeting at 11:00 a.m. Eastern Standard Time on January 23, 2007. Shareholders may submit their proxies to vote their shares on the proposals until the time of the reconvened meeting on January 23, 2007. The record date will remain the same for the reconvened meeting.

Q:	Who can vote at the reconvened meeting?

A:
The record date has not changed. Only shareholders of record at the close of business on November 27, 2006, the record date will be entitled to vote at the reconvened meeting, except that shares of our common stock that are beneficially owned by Harbinger are not eligible or entitled to vote at the reconvened meeting.

Q:	What if I already voted using the proxy you sent me earlier?

A:
First, carefully read and consider the information contained in this supplement. If you have already delivered a properly executed proxy, you will be considered to have voted on the amended merger agreement, and you do not need to do anything unless you wish to change your vote.

Q	Can I change my vote after I have mailed in my proxy card?

A:	Yes. You can change your vote at any time before we vote your proxy at the special meeting. You can do so by:

•	delivering a written notice to the corporate secretary of Applica before the special meeting that states that you revoke your proxy;

•	delivering a signed and later dated new proxy card before the special meeting in accordance with the instructions included with the proxy card; or

•	attending the special meeting and voting in person.

Simply attending the special meeting will not revoke your proxy. If your shares are held in “street name” by your broker, bank, dealer or other nominee, you must follow instructions received from such broker, bank or nominee with this supplement or the definitive proxy statement in order to revoke your vote or to vote at the special meeting.

Q:	What do I do if I have not voted yet?

A:
After carefully reading and considering the information contained in this supplement and the definitive proxy statement, please complete, sign and date your proxy and return it in the postage-paid return envelope enclosed with the definitive proxy statement as soon as possible, so that your shares may be represented at the special meeting. If you sign and send in your proxy and do not indicate how you want to vote, we will vote your proxy in favor of approval of the fifth amended merger agreement. Because the required vote of our shareholders is based upon the number of outstanding shares of our common stock entitled to vote at the special meeting, rather than upon the shares actually voted, the failure by the holder of any such shares to submit a proxy or to vote in person at the special meeting, including abstentions and broker non-votes, will have the same effect as a vote against approval of the fifth amended merger agreement.

Q:	What is the status of NACCO’s offer?

A:
Please read the section entitled “Background of the Merger” on pages 19-28 of the definitive proxy statement, and “Update to the Background of the Merger” on page 3 of the first supplement thereto, pages 3 and 4 of the second supplement thereto, page 4 of the third supplement thereto and page 5 of the fourth supplement thereto, for a summary of our prior dealings with the NACCO Industries, Inc. On January 9, 2007, NACCO publicly announced that it had increased the per share offer price of its tender offer to $7.90. On January 9, 2007, the Applica board held a meeting and discussed the offers from NACCO and Harbinger and its obligations under the Harbinger merger agreement. During the evening of January 9, 2007, Applica sent NACCO a letter reiterating the board’s determination that NACCO’s offer, as currently structured, fails to provide sufficient certainty of completion and demanding that NACCO inform the board not later than 5:00 p.m. Eastern Standard Time on January 11, 2007, whether it is willing to amend its offer to remedy these concerns. During the evening on January 9, 2007, Applica notified Harbinger’s legal advisor in writing that the Applica board had taken these steps. On January 11, 2007, NACCO sent Applica a letter responding to the letter Applica sent NACCO on January 9, 2007.

During the morning of January 12, 2007, the Applica board held a meeting and discussed NACCO’s response letter and concluded that although such letter addressed certain of the Applica’s board concerns regarding closing certainty, it did not go far enough to remedy such concerns. Following such discussions, the Applica board meeting reconvened during the afternoon of January 12, 2007 to further discuss the offers from NACCO and Harbinger with management and the legal and financial advisors. The Applica board determined to recommend that Applica’s shareholders reject the revised NACCO offer and not tender their shares in the revised NACCO offer.

On January 16, 2007, NACCO publicly announced that it had increased the per share offer price of its tender offer to $8.05 and amended the Schedule TO accordingly. In accordance with the terms of the Harbinger merger agreement, we promptly notified Harbinger on January 16, 2007 of NACCO’s amended tender offer price. In response, Harbinger submitted a binding offer to amend the Harbinger merger agreement to increase the merger consideration to $8.25 per share in cash, without interest, conditioned upon increases in the termination fee payable by Applica if the merger agreement is terminated under certain circumstances to $7 million and Applica’s corresponding expense reimbursement obligation up to $3.3 million.

On January 16, 2007, our board determined that the amended merger agreement, as further amended by the fifth amendment to increase the per share purchase price to $8.25, without interest, is more favorable to our shareholders than the new offer made by NACCO, is advisable for, fair to and in the best interests of our shareholders (other than

Harbinger and its affiliates) and voted to approve and adopt, and authorized senior management to enter into, the fifth amendment proposed by Harbinger. In addition, our board determined at such meeting to recommend that our shareholders reject the NACCO offer and not tender their shares in the NACCO offer.

Q:	Who can answer further questions?

A:
If you would like additional copies of this supplement or the definitive proxy statement, the recommendation statement, the amendments thereto or a new proxy card or if you have questions about the merger, you should contact our proxy solicitor, Georgeson Inc. at 17 State Street, New York, New York 10004 or call them toll-free at (866) 857-2624. Banks and brokerage firms, please call (212) 440-9800. You may also contact our Investor Relations Department at (954) 883-1000.

UPDATE TO INTERESTS OF OUR DIRECTORS AND EXECUTIVE OFFICERS IN THE MERGER
     In considering the recommendation of the board to vote in favor of the adoption of the merger agreement, our shareholders should be aware that members of the board of directors and certain of our executive officers have interests in the merger that are different from, or are in addition to, the interests of Applica shareholders generally and that may create potential conflicts of interest. During its deliberations in determining to recommend to its shareholders that they vote in favor of the merger proposal, the board was aware of these interests. This section updates certain information contained in the definitive proxy statement regarding the interests of our directors and executive officers in the merger to reflect the revised per share purchase price set forth in the amended merger agreement. Otherwise the information in the definitive proxy statement under the heading “Interests of our Directors and Executive Officers in the Merger” remains unchanged. Please refer to the more detailed information regarding such interests contained in the definitive proxy statement.
Treatment of Stock Options
     As of the record date, there were 772,000 shares of our common stock subject to outstanding stock options granted under our equity incentive plans to our current executive officers and directors with a per share exercise price of less than $8.25. As of the effective time of the merger, all options to acquire Applica common stock outstanding immediately prior to the effective time of the merger, whether or not then exercisable or vested, shall become:
•	fully exercisable and vested; and

•	shall be cancelled, retired and extinguished and shall no longer be outstanding following the effective time of the merger.
     In the merger, each director and executive officer holding stock options that have an exercise price of less than $8.25 per share will receive an amount in cash, without interest, less any required withholding taxes, equal to the excess of $8.25 over the applicable per share exercise price for each stock option held, multiplied by the aggregate number of shares of our common stock into which the applicable stock option was exercisable immediately prior to the effective time of the merger. Options with a per share exercise price equal to or in excess of $8.25 will be terminated and cancelled without any consideration therefore if not exercised prior to the effective time of the merger.

     The following table summarizes the outstanding vested and unvested options held by our executive officers and directors as of the record date, and the consideration that each of them will receive pursuant to the amended merger agreement in connection with the cancellation of their options:

		Weighted Average
	No. of Shares	Exercise Price of
	Underlying In-The-	In-The-Money Vested
	Money Vested and	and Unvested	Resulting
Name	Unvested Options	Options	Consideration
Susan J. Ganz	4,500	$4.3533	$17,535
Leonard Glazer	4,500	$4.3533	$17,535
Ware H. Grove	3,000	$3.48	$14,310
Brian Guptill	42,000	$4.7124	$148,579
J. Maurice Hopkins	4,500	$4.3533	$17,535
Thomas J. Kane	4,500	$4.3533	$17,535
Christopher B. Madison	—	—	—
Terry L. Polistina	150,000	$4.553	$554,550
Jerald I. Rosen	4,500	$4.3533	$17,535
Harry D. Schulman	550,000	$4.227	$2,212,650
Paul K. Sugrue	4,500	$4.3533	$17,535

WHERE YOU CAN FIND MORE INFORMATION
     We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, proxy statements or other information that we file with the SEC at its Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. Our public filings are also available to the public from document retrieval services and the Internet website maintained by the SEC at www.sec.gov.
     Reports, proxy statements or other information concerning us may also be inspected at the offices of the NYSE at 20 Broad Street, New York, NY 10005.
     Any person, including any beneficial owner, to whom this supplement is delivered may request copies of proxy statements and any documents filed with the SEC or other information concerning us, without charge, by written or telephonic request directed to us at:
Applica Incorporated
3633 Flamingo Road
Miramar, Florida 33027
Attention: Investor Relations
Telephone: (954) 883-1000
investor.relations@applicamail.com
     You should rely only on the information contained in this supplement, the definitive proxy statement and the annexes to this supplement and the definitive proxy statement, as well as the documents which we refer to in the definitive proxy statement to vote on the merger agreement, as amended. We have not authorized anyone to provide you with information that is different from what is contained in this supplement or the definitive proxy statement.
     This supplement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make a proxy solicitation.
* * * * *
     Your vote is important. To vote your shares, please complete, date, sign and return the proxy card enclosed with the definitive proxy statement as soon as possible. Please contact our proxy solicitor, Georgeson Inc. at 17 State Street, New York, New York 10004 or call them toll-free at (866) 857-2624 if you have any questions about this supplement, the definitive proxy statement or the merger or need assistance with the voting procedures.

Annex A
AMENDMENT NO. 5 TO AGREEMENT AND PLAN OF MERGER
     AMENDMENT NO. 5, dated as of January 16, 2007 (this “Fifth Amendment”), to the Agreement and Plan of Merger, dated as of October 19, 2006, by and among APN Holding Company, Inc., a Delaware corporation (“Parent”), APN Mergersub, Inc., a Florida corporation and a wholly owned direct subsidiary of Parent (“MergerSub”), and Applica Incorporated, a Florida corporation (the “Company”), as amended by Amendment No. 1, dated December 14, 2006, by Amendment No. 2, dated December 22, 2006, by Amendment No. 3, dated December 27, 2006, and by Amendment No. 4, dated January 3, 2007 (as amended, the “Merger Agreement”). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Merger Agreement.
     WHEREAS, pursuant to, and subject to the limitations set forth in, Section 9.2 of the Merger Agreement, the Merger Agreement may be amended, modified, or supplemented only by the written agreement of the parties thereto;
     WHEREAS, Parent and MergerSub have conditioned their willingness to increase the Merger Consideration on an increase in the Apple Termination Fee, and in order to induce Parent and MergerSub to increase the Merger Consideration and in consideration therefor, the Company has agreed to increase the Apple Termination Fee; and
     WHEREAS, the parties hereto wish to amend the Merger Agreement as set forth below.
     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:
     1. Amendment.
          (a) Merger Consideration. Section 3.1(a) of the Merger Agreement is hereby amended by deleting the word “$7.75” in both instances and replacing each with the word “$8.25”.
          (b) Apple Termination Fee. Section 8.3(a) of the Merger Agreement is hereby amended by (i) deleting the words “$4.0 million” and replacing them with the words “$7.0 million” and (ii) deleting the words “$2.0 million” and replacing them with the words “$3.3 million”.
     2. Apple Shareholders Meeting. Notwithstanding anything to the contrary in the Merger Agreement, Parent, MergerSub and the Company hereby agree that the Apple Shareholders Meeting to be held at 11:00 a.m. Eastern Standard Time on January 17, 2007 (the “January 17 Meeting”) shall be convened as scheduled and immediately thereafter a motion shall be properly made by an officer of the Company to adjourn the January 17 Meeting until 11:00 a.m. Eastern Standard Time on January 23, 2007 (the “January 23 Meeting”) and, subject to obtaining the requisite vote therefor, the January 17 Meeting shall be immediately adjourned until the January 23 Meeting, which January 23 Meeting shall have the same record date as the January 17 Meeting, and no further action shall be taken at the January 17 Meeting.
     3. Miscellaneous.
          (a) Governing Law. This Fifth Amendment shall be governed by and construed in accordance with the internal Laws of the State of Delaware applicable to Contracts made and wholly performed in such state, without regard to any applicable conflict of laws principles; provided, however, that the Merger will also be governed by the applicable provisions of the FCBA to the extent required thereby.
          (b) Counterparts. This Fifth Amendment may be executed in two or more counterparts, all of which will be considered one and the same instrument and will become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that each party need not sign the same counterpart.

          (c) Continued Force and Effect. Except as expressly amended or modified herein, the provisions of the Merger Agreement are and shall remain in full force and effect.
          (d) Authorization and Validity of Agreement. The execution and delivery of this Fifth Amendment by each of the parties hereto have been duly authorized and approved by their respective boards of directors and no other corporate action on the part of the parties hereto is necessary to authorize the execution and delivery of this Fifth Amendment. This Fifth Amendment has been, or will be when executed and delivered, duly executed and delivered by each of the parties hereto, and a valid and binding obligation of each of the parties hereto enforceable against each of the parties hereto in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting the enforcement of creditors’ rights generally and by general equitable principles.
[Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the undersigned has executed, or has caused to be executed, this Fifth Amendment on the date first written above.

APN HOLDING COMPANY, INC.
By:	/s/ Philip Falcone
	Name:	Philip Falcone
	Title:	Vice President and Senior Managing Director

APN MERGERSUB, INC.
By:	/s/ Philip Falcone
	Name:	Philip Falcone
	Title:	Vice President and Senior Managing Director

APPLICA INCORPORATED
By:	/s/ Lisa R. Carstarphen
	Name:	Lisa R. Carstarphen
	Title:	V.P., General Counsel and Corporate Secretary